Exhibit 99.1

First Ottawa Bancshares Announces Quarterly Earnings

Ottawa, Ill., October 25, 2010  -  First Ottawa Bancshares, Inc. (Pink Sheets: FOTB.PK) reported net income for the three months ended September 30, 2010, of $397,000, or $.62 per common basic and $.61 per diluted share, compared to net income of $491,000, or $.76 per common basic and diluted share, for the three months ended September 30, 2009. During the nine months ended September 30, 2010, net income was $843,000, or $1.30 per common basic and diluted share, a 44.5% decrease compared to $1.5 million, or $2.35 per common basic and diluted common share, during the first nine months of 2009.

Net interest income before the provision for loan losses decreased by 4.7% to $2.3 million for the three months ended September 30, 2010 as compared to 2009.  Total interest income decreased to $2.8 million for the three months ended September 30, 2010, compared to $3.2 million for the three months ended September 30, 2009.  This change was the result of a decrease in interest income from loans to $2.2 million for the three months ended September 30, 2010 from $2.3 million for the same period a year earlier. This decrease was the result of a $6.9 million decrease in the average principal balance of the loan portfolio compared to the prior year and loans repricing downward as mortgage interest rates decreased during 2009 and 2010. In addition, a decrease in interest income from taxable investment securities of $117,000, and a decrease of interest income from tax exempt securities of $98,000, for the third quarter of 2010 compared to the prior year resulted in a decrease in total interest income of $317,000 for the third quarter of 2010 compared to the prior year. Total interest expense decreased to $558,000 for the three months ended September 30, 2010 from $763,000 for the same period ended September 30, 2009, which represents a 26.9% decrease. Decreased interest expense was a result of lower rates paid on deposits. The $205,000 decrease in total interest expense partially offset the decrease in total interest income for the quarter resulting in a $112,000 decrease in net interest income for the third quarter in 2010 compared to the prior year.

The provision for loan losses was $270,000 during the third quarter of 2010 compared to $120,000 during the third quarter of 2009. Year to date provision for loan loss was $810,000 in 2010 compared to $510,000 in 2009. This provision level, which is high compared to historical periods, is a result of ongoing national and local economic issues, including uncertainties regarding the economic downturn and recovery that could have a negative impact on the ability of borrowers to repay loans during 2010. As of September 30, 2010, the allowance for loan losses totaled $2.4 million, or 1.69% of total loans, which increased from $2.3 million, or 1.56% of total loans, as of December 31, 2009.  Nonaccrual loans decreased from $6.8 million at December 31, 2009 to $4.7 million at September 30, 2010. Nonperforming loans, including nonaccrual loans, decreased $3.9 million to $5.5 million over the same period. Management believes that these nonperforming loans are well collateralized, which may significantly reduce the Company’s exposure to losses on the credits.

Subsequent to September 30, 2010, the Company was informed by a lead bank that two participation loans, the first of which is recorded at a value of $2.3 million and the second at a value of $1.5 million, may be subject to impairment or reclassification to “doubtful” or “loss” categories. The Company has ordered its own appraisals of the real estate securing the loans and may, depending on that analysis, incur impairment or other charges in the fourth quarter.

The Company’s total non-interest income was $1.0 million for the three months ended September 30, 2010 compared to $578,000 for the same period in 2009, an increase of $441,000, or 76.3%. The increase in total non-interest income was due to an increase in gains on loan sales to the secondary market of $209,000, due to increased origination and refinancing volume.  In addition, gains as a result of security sales increased by $260,000 in the third quarter of 2010 compared to the same period in 2009 due to increased sales activity in the current year.  Service charges on deposit accounts decreased $39,000, or 17.7%, compared to the same period last year, which resulted from decreased overdraft charges compared to the prior year. Other income increased $14,000, or 8.2%, compared to the prior year due to an increase in rental income from other real estate owned compared to the same period in 2009.

The Company’s total non-interest expense increased by $300,000 to $2.5 million for the three months ended September 30, 2010, compared to $2.2 million for the same period in 2009.  Salaries and employee benefits, the largest component of non-interest expense, increased by $67,000, or 6.0%, to $1.2 million.  In addition, professional fees expense increased by $22,000, occupancy expense increased by $91,000, other real estate owned expenses increased by $99,000, and other expenses increased by $48,000, compared to the same period in the prior year. Other real estate owned expenses increased due to an increase in repossessed properties in the current year. Occupancy expense increased by $91,000 over the prior year, primarily due to an impairment charge of $81,000 that was recorded for a former branch facility during the third quarter of 2010. Other expenses increased by $48,000 in the current year, partially due to a $20,000 increase in amortization of mortgage servicing assets as the serviced portfolio refinanced in the low rate environment during the third quarter. In addition, income tax expense decreased $27,000 to $136,000 in the third quarter of 2010 compared to the same period in 2009.

Total assets at September 30, 2010, increased to $321.3 million from $283.7 million at December 31, 2009.  Total deposits at September 30, 2010, were $290.6 million, compared to $251.2 million at December 31, 2009. Total shareholders’ equity at September 30, 2010, and December 31, 2009, was $26.5 million and $26.0 million, respectively.

First Ottawa Bancshares, Inc. is a community-based bank holding company headquartered at 701 LaSalle Street, Ottawa, Illinois.  The Company serves the surrounding communities through its full-service commercial bank subsidiary, the First National Bank of Ottawa.  The Bank has four locations in Ottawa, a branch in Morris, two branches in Streator, a branch in Yorkville, and a loan production office in Minooka, Illinois. All information at and for the period ended September 30, 2010 has been derived from unaudited financial information.

Special Note Concerning Forward-Looking Statements

This press release contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company.  Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions.  Additionally, all statements in this press release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements.  These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist attacks, acts of war or threats thereof and the response of the United States to any such threats and attacks; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices.  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.